Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Adaptimmune Therapeutics plc:

We consent to the incorporation by reference in the registration statements Nos. 333-233557 and 333-243743 on Form S-3 and Nos. 333-233558 and 333-203929 on Form S-8 of Adaptimmune Therapeutics plc of our reports dated March 14, 2022, with respect to the consolidated financial statements of Adaptimmune Therapeutics plc and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Reading, United Kingdom

March 14, 2022